Exhibit 4.45

GUARANTEE AGREEMENT

dated and effective as of

June 27, 2024

among

the Guarantors from time to time party hereto

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

TABLE OF CONTENTS

Page

1.	DEFINITIONS	1
2.	THE GUARANTY	1
3.	FURTHER ASSURANCES	6
4.	PAYMENTS FREE AND CLEAR OF TAXES	7
5.	OTHER TERMS	7
6.	INDEMNITY; SUBROGATION AND SUBORDINATION	9
7.	GOVERNING LAW	10
8.	JURISDICTION; CONSENT TO SERVICE OF PROCESS	10
9.	WAIVER OF JURY TRIAL	10
10.	RIGHT OF SET-OFF	11
11.	ADDITIONAL SUBSIDIARIES	11
12.	AGENCY OF BORROWER FOR ALL GUARANTORS	11

i

This GUARANTEE AGREEMENT, dated as of June 27, 2024 (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”), among each Subsidiary (as defined in the Credit Agreement referred to below) listed on the signature pages hereof and each other Subsidiary that becomes a party hereto after the date hereof (collectively, the “Guarantors” and each a “Guarantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, together with any successors and permitted assigns thereto, the “Administrative Agent”) for the Secured Parties.

WITNESSETH:

WHEREAS, VIKING CRUISES LTD, an exempted company incorporated with limited liability organized under the laws of Bermuda (the “Borrower”), the Lenders party thereto from time to time, and the Administrative Agent have entered into that certain Revolving Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing for extensions of credit to the Borrower;

WHEREAS, it is a condition to the extensions of credit to the Borrower under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty to guarantee the Obligations; and

WHEREAS, each Guarantor will obtain benefits from the extensions of credit to the Borrower, and accordingly desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph and to induce the Lenders to extend credit to the Borrower.

Accordingly, the parties hereto agree as follows:

1. DEFINITIONS

Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless otherwise defined herein. References to this “Guaranty” shall mean this Guaranty, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Guaranty.

2. THE GUARANTY

(a) Guaranty of Guaranteed Obligations. Subject to the limitations set forth in clauses (g), (h), (i) and (j) of this Section 2, each Guarantor unconditionally guarantees to the Administrative Agent, jointly and severally with the other Guarantors, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations (the “Guaranteed Obligations”) for the benefit of the Secured Parties. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee hereunder notwithstanding any such extension, or renewal of any Guaranteed Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any Guarantor of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

(b) Guaranty of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether at stated maturity, by acceleration or otherwise) and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any other person.

(c) No Limitations. Except for termination or release of a Guarantor’s obligations hereunder as expressly provided for in Section 5(g) and subject to the limitations set forth in clauses (g), (h), (i) and (j) of this Section 2, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise (other than defense of payment or performance). Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder, to the fullest extent permitted by Applicable Law and except for termination or release of a Guarantor's obligations hereunder subject to and in accordance with the terms of Section 5(g), shall not be discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Guaranty; (iii) the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Administrative Agent or any other Secured Party for the Guaranteed Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the occurrence of the Termination Date)); (vi) any illegality, lack of validity or enforceability of any Guaranteed Obligation; (vii) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, or its assets or any resulting release or discharge of any Guaranteed Obligation (other than the occurrence of the Termination Date); (viii) the existence of any claim, set-off or other rights that such Guarantor may have at any time against the Borrower, the Administrative Agent, or any other corporation or person, whether in connection herewith or any unrelated transactions; provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim; and (ix) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower or any Guarantor or any other guarantor or surety (other than defense of payment or performance). Each Guarantor expressly authorizes the Secured Parties (or the Administrative Agent on behalf of the Secured Parties) to take and hold security for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), and to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of any Guarantor hereunder. Each Guarantor waives any defense based on or arising out of any defense of any other Guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Guarantor, other than the payment in full in cash in immediately available funds of all the Guaranteed Obligations (other than in respect of contingent indemnification obligations for which no claim has been made), the termination of all Commitments and the termination of all Letters of Credit (other than those that have been collateralized in a manner reasonably acceptable to the applicable Issuing Lender). The Administrative Agent may in accordance with the terms of the Security Agreement, at its election, foreclose on any security held by it by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower or any Guarantor or exercise any other right or remedy available to it against the Borrower or any Guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations (other than in respect of contingent indemnification obligations for which no claim has been made), the termination of all Commitments and the termination of all Letters of Credit (other than those that have been collateralized in a manner reasonably acceptable to the applicable Issuing Lender). To the fullest extent permitted by Applicable Law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Guarantor, as the case may be, or any security.

(d) Reinstatement. Notwithstanding the provisions of Section 5(g)(i), each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

(e) Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, but subject to the limitations set forth in clause (g), (h), (i) and (j) of this Section 2, upon the failure of the Borrower or any Guarantor to pay any Guaranteed Obligation when and as the same shall become due (after giving effect to any applicable grace periods), whether at maturity, by acceleration or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Party in cash in immediately available funds the amount of such unpaid Guaranteed Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Section 6.

(f) Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each Guarantor's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

(g) Maximum Liability. Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each Secured Party hereby confirms that it is the intention of all such persons that this Guaranty and the Guaranteed Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Guaranteed Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the Secured Parties and the Guarantors hereby irrevocably agree that the Guaranteed Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

(h) Limitations for Swiss Guarantors. Notwithstanding anything to the contrary in this Guaranty, if and to the extent that obligations of a Guarantor incorporated under Swiss law (the “Swiss Guarantor”) under this Guaranty are for the benefit of its direct or indirect Affiliates (other than its direct or indirect wholly owned subsidiaries) and that complying with such obligations would constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) by such Swiss Guarantor or would otherwise be restricted under Swiss corporate law then applicable (the “Restricted Obligations”), the following provisions shall apply:

(i) The aggregate liability of a Swiss Guarantor for Restricted Obligations under this Guaranty shall be limited to the extent and in the maximum amount of its profits and reserves available for distribution to its shareholders at the point in time such Swiss Guarantor’s obligations fall due (the “Available Amount”), provided that this is a requirement under Applicable Law at that time and further provided that such limitation (as may apply from time to time or not) shall not (generally or definitively) release such Swiss Guarantor from performing Restricted Obligations hereunder in excess thereof, but merely postpone the performance date therefor until such times as performance is again permitted notwithstanding such limitation. Immediately after having been requested to perform Restricted Obligations under this Guaranty, a Swiss Guarantor shall, and any parent company of such Swiss Guarantor shall procure that such Swiss Guarantor will:

(A) if and to the extent requested by the Administrative Agent or required under then applicable Swiss law, provide the Administrative Agent, within 30 business days, with (a) an interim balance sheet audited by its statutory auditors, (b) the determination by the statutory auditors of the Available Amount based on such interim audited balance sheet and (c) a confirmation from the statutory auditors of such Swiss Guarantor that the Available Amount complies with the provisions of Swiss corporate law which are aimed at protecting the share capital and legal reserves;

(B) take such further corporate and other action which may be necessary at the time (such as board and shareholder approvals and the receipt of any confirmations from its statutory auditors) in order to allow a prompt payment under this Guaranty with a minimum of limitations; and/or

(C) immediately after confirming the Available Amount in accordance with sub-paragraph (A) above, procure that any amounts received or collected by the Administrative Agent under and in connection with Restricted Obligations under this Guaranty in excess of the Available Amount shall be retransferred to it as soon as possible and, if not already done so, be paid up to the Available Amount (less, if required, any Swiss Withholding Tax (as defined below)) to the Administrative Agent.

(ii) If so required under Applicable Law (including double tax treaties) in force at the time it is required to perform Restricted Obligations under this Guaranty, a Swiss Guarantor shall:

(A) use its best efforts to ensure that any payments under this Guaranty can be made without deduction of any taxes imposed under the Swiss Federal Act on Withholding Tax (Bundesgesetz über die Verrechnungssteuer) (the “Swiss Withholding Tax”) or with deduction of Swiss Withholding Tax at a reduced rate, by discharging the liability to such tax by notification pursuant to Applicable Law (including tax treaties) rather than payment of the tax;

(B) if and to the extent required by Applicable Law in force at the relevant time (including double taxation treaties): (i) deduct the Swiss Withholding Tax at the rate of 35% (or such other rate as is in force at that time) from any payment under this Guaranty, (ii) pay the Swiss Withholding Tax to the tax authorities referred to in Article 34 of the Swiss Federal Law on Withholding Tax (Bundesgesetz über die Verrechnungssteuer vom

13. Oktober 1965, SR 642.21) (the “Swiss Federal Tax Administration”) and (iii) notify and provide evidence to the Administrative Agent that the Swiss Withholding Tax has been paid to the Swiss Federal Tax Administration.

(iii) A Swiss Guarantor shall use its best efforts to ensure that any person which is, as a result of a deduction of Swiss Withholding Tax, entitled to a full or partial refund of the Swiss Withholding Tax, will, as soon as possible after the deduction of the Swiss Withholding Tax, (i) request a refund of the Swiss Withholding Tax under any Applicable Law (including double tax treaties) and (ii) pay to the Administrative Agent upon receipt any amount so refunded.

(i) Limitations for Luxembourg Guarantors. Notwithstanding any other provision in this Guaranty, the maximum amount payable by a Guarantor incorporated under the laws of the Grand Duchy of Luxembourg (a “Luxembourg Guarantor”) for the obligations of any other Guarantor in which the Luxembourg Guarantor has no direct or indirect equity interest shall not, at any time, exceed the greater of the following two amounts:

(i) an amount equal to 95 percent of that Luxembourg Guarantor’s net assets (capitaux propres) (as referred to in Annex I to the Grand-Ducal Regulation dated 18 December 2015 setting out the form and content of the presentation of the balance sheet and profit and loss account, enforcing the Law of 19 December 2002 on the register of commerce and companies and the accounting and annual accounts of undertakings, as amended) (the “Own Funds”) and such Luxembourg Guarantor’s debt which is subordinated in right of payment (whether generally or specifically) to any claim of any Secured Party under any of the Loan Documents, including the amount of any Intra-Group Liabilities, (the “Subordinated Debt”), existing as at the date of this Guaranty, or if greater, as shown in its most recently and duly approved financial statements (comptes annuels);

(ii) an amount equal to 95 percent of that Luxembourg Guarantor’s Own Funds and Subordinated Debt, existing as at the date the Guaranty is enforced (i.e. first date upon which the Administrative Agent enforces the Guaranty in accordance with the its terms) as shown in its most recently and duly approved financial statements (comptes annuels).

For the purpose of this clause, "Intra-Group Liabilities" shall mean any amounts owed by a Luxembourg Guarantor to any other member of the group and that have not been financed (directly or indirectly) by the loans under the Credit Agreement.

Where for the purpose of the above determination, no duly established financial statements (comptes annuels) are available for the relevant reference period (which, for the avoidance of doubt, includes a situation where, in respect of the determination to be made under paragraphs (i) and (ii) above, no final financial statements (comptes annuels) have been established in due time in respect of the then most recently ended financial year) the relevant Luxembourg Guarantor shall, promptly, establish unaudited interim accounts (as of the date of the end of the then most recent financial quarter) or annual accounts (as applicable) duly established in accordance with applicable accounting rules, pursuant to which the relevant Guarantor’s Own Funds and Subordinated Debt will be determined. If the relevant Luxembourg Guarantor fails to provide such unaudited interim accounts or annual accounts (as applicable) within 30 (thirty) Business Days as from the request of the Administrative Agent, the Administrative Agent may appoint an independent auditor (réviseur d'entreprises agréé) or an independent reputable investment bank which shall undertake the determination of the relevant Luxembourg Guarantor's Own Funds and Subordinated Debt. In order to prepare such determination, the independent auditor (réviseur d'entreprises agréé) or the independent reputable investment bank shall take into consideration such available elements and facts at such time, including without limitation, the latest annual accounts of such Luxembourg Guarantor and any entities in which it has a direct or indirect equity interest, any recent valuation of the assets of such

Luxembourg Guarantor and any entities in which it has a direct or indirect equity interest (if available), the market value of the assets of such Luxembourg Guarantor and any entities in which it has a direct or indirect equity interest as if sold between a willing buyer and a willing seller as a going concern using a standard market multi criteria approach combining market multiples, book value, discounted cash flow or comparable public transaction of which price is known (taking into account circumstances at the time of the valuation and making all necessary adjustments to the assumption being used) and acting in a reasonable manner.

The limitation set forth under this clause (i) shall not apply to any amounts borrowed under any Loan Document and made available, in any form whatsoever, to such Luxembourg Guarantor or any entity in which it has a direct or indirect equity interest.

(j) Limitations for Portuguese Guarantor. Notwithstanding any other provision in this Guaranty, the maximum amount payable by Viking Cruises Portugal, S.A., a company governed and validly existing under Portuguese Law, with registered offices at R. Serpa Pinto, 44 - Entrada C, 4400-307 Vila Nova de Gaia, legal entity number 513 003 231, registered with the Commercial Registration Department under the same number, with a share capital of fifty thousand euros (the “Portuguese Guarantor”) shall not, at any time:

(i) exceed the amount required for the Portuguese Guarantor’s net assets (capitais próprios), plus net profits (resultado liquido), as shown in its most recently and duly approved financial statements (contas anuais aprovadas) to be equal or higher than that Portuguese Guarantor’s share capital (capital social) plus non-distributable reserves (reservas não distribuiveis); or

(ii) otherwise exceed the limits to distributions, as set out in articles 32 and 33 of Portuguese Companies Code.

In addition, the obligations and liabilities of the Portuguese Guarantor under this Guaranty shall be limited by limitations arising under rules of financial assistance (article 322 of the Portuguese Companies Code), which restricts the ability of companies incorporated under Portuguese law to provide funds or any form of guarantee or security to secure any amount used by third parties to fund the acquisition or subscription of any shares or participations in such Portuguese company (or its direct or indirect controlling company).

(k) Limitations for English Guarantor. Notwithstanding any other provision in this Guaranty, with respect to any Guarantor incorporated under the laws of England & Wales, this Guaranty does not apply to any liability to the extent that it would result in this Guaranty constituting unlawful financial assistance within the meaning of Section 678 of the Companies Act 2006.

(l) Limitations for Bermuda Guarantors. Notwithstanding any other provision in this Guaranty, with respect to any Guarantor incorporated under Bermuda law, this Guaranty shall be limited to the net assets of such Guarantor at the relevant time.

3. FURTHER ASSURANCES

Each Guarantor agrees, upon the written request of the Administrative Agent, to execute and deliver to the Administrative Agent, from time to time, any additional instruments or documents reasonably considered necessary by the Administrative Agent to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

4. PAYMENTS FREE AND CLEAR OF TAXES

Each Guarantor agrees that it will perform or observe all of the terms, covenants and agreements that Sections 2.27, 2.28, 2.29 and 2.34 of the Credit Agreement require each Guarantor or the Borrower, as the case may be, to perform or observe, subject to the qualifications set forth therein.

5. OTHER TERMS

(a) Entire Agreement. This Guaranty, together with the other Loan Documents, constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Guaranty and the other Loan Documents. Nothing in this Guaranty or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of any Issuing Lender that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Lead Arranger, the Issuing Lenders and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Guaranty or the other Loan Documents.

(b) Titles and Captions. Titles and captions of Sections and subsections in, and the table of contents of, this Guaranty are for convenience only, and neither limit nor amplify the provisions of this Guaranty.

(c) Severability of Provisions. Any provision of this Guaranty or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. In the event that any provision is held to be so prohibited or unenforceable in any jurisdiction, the Administrative Agent, the Lenders and the Guarantors shall negotiate in good faith to amend such provision to preserve the original intent thereof in such jurisdiction (subject to the approval of the Required Lenders).

(d) Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be given as provided in Section 9.01 of the Credit Agreement.

(e) Successors and Assigns. Whenever in this Guaranty any Guarantor is referred to, such reference shall be deemed to include the permitted successors and assigns of such party (in accordance with the terms of the Credit Agreement); and all covenants, promises and agreements by any Guarantor that are contained in this Guaranty shall bind and inure to the benefit of its respective permitted successors and assigns.

(f) No Waiver; Cumulative Remedies; Amendments. No failure or delay by the Administrative Agent in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Administrative Agent hereunder are cumulative and are not exclusive of any rights, powers or remedies that it would otherwise have. No waiver of any provision of this Guaranty or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by this Section 5(f), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of any Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in similar or other circumstances. When making any demand hereunder against any of the Guarantors, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any Guarantor or guarantor, and any failure by the Administrative Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any Guarantor or guarantor or any release of the Borrower or any Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any other Secured Party against any of the Guarantors. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings. Neither this Guaranty nor any provision hereof may be waived, amended or modified (other than termination or release of this Guaranty pursuant to Section 5(g) or as provided in Section 11) except as provided in Section 9.08 of the Credit Agreement.

(g) Termination and Release.

(i) This Guaranty shall automatically terminate on the Termination Date.

(ii) A Guarantor shall automatically be released from its obligations hereunder in accordance with Section 9.16(a) of the Credit Agreement.

(iii) In connection with any termination or release pursuant to this Section 5(g), the Administrative Agent shall execute and deliver to the Borrower all documents that the Borrower shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 5(g) shall be made without recourse to or warranty by the Administrative Agent. The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the execution and delivery of such documents.

(h) Counterparts; Integration; Effectiveness. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guaranty and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, any Issuing Lender, the Swingline Lender and/or the Lead Arranger, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.02 of the Credit Agreement, this Guaranty shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Guaranty by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Guaranty. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Guaranty and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

6. INDEMNITY; SUBROGATION AND SUBORDINATION

(a) Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under Applicable Law (but subject to Section 6(c) hereof), the Borrower agrees that (i) in the event a payment shall be made by any Guarantor under this Guaranty in respect of any Guaranteed Obligation of the Borrower, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (ii) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy in whole or in part a Guaranteed Obligation of the Borrower, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

(b) Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 2(h) and Section 6(c) hereof) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Guaranteed Obligation or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Guaranteed Obligation owed to any Secured Party and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 6(a) hereof, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 5.12(b) of the Credit Agreement, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6(b) shall be subrogated to the rights of such Claiming Guarantor under Section 6(a) hereof to the extent of such payment. The provisions of this Section 6(b) shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

(c) Subordination. Notwithstanding any provision of this Guaranty to the contrary, all rights of each Guarantor under Sections 6(a) and 6(b) hereof and all other rights of indemnity, contribution or subrogation of any Guarantor under Applicable Law or otherwise shall be fully subordinated to the Guaranteed Obligations until the occurrence of the Termination Date. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or appropriation or application of funds of any of the Guarantors by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against the Borrower or any Guarantor or any collateral security or guarantee or right of set-off held by any Secured Party for the payment of the Guaranteed Obligations until the Termination Date shall have occurred, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any Guarantor in respect of payments made by such Guarantor hereunder until the Termination Date shall have occurred. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the Termination Date of the Guaranteed Obligations, such amount shall be held by such Guarantor in trust for, or in the name and on behalf of, the Administrative Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be paid to the Administrative Agent to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 6(a) and 6(b) hereof (or any other payments required under

Applicable Law or otherwise) shall in any respect limit the obligations and liabilities of the Borrower with respect to its Obligations or any Guarantor with respect to its obligations hereunder, and the Borrower shall remain liable for the full amount of its respective Obligations and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

7. GOVERNING LAW

This GUARANTY and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this GUARANTY or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

8. JURISDICTION; CONSENT TO SERVICE OF PROCESS

(a) Submission to Jurisdiction. Each Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, the Lead Arranger, any Lender, any Issuing Lender, the Swingline Lender, or any Related Party of the foregoing in any way relating to this Guaranty or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or in any other Loan Document shall affect any right that the Administrative Agent, any Lender, any Issuing Lender or the Swingline Lender may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(b) Waiver of Venue. Each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Credit Agreement. Nothing in this Guaranty will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

9. WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE

TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

10. RIGHT OF SET-OFF

Section 9.06 of the Credit Agreement is by this reference incorporated herein, mutatis mutandis, as if set forth herein in full and shall apply to each Guarantor.

11. ADDITIONAL SUBSIDIARIES

Upon execution and delivery by any Subsidiary of the Borrower that is required to become a party hereto pursuant to Section 5.12(b) of the Credit Agreement of an instrument substantially in the form of Exhibit A hereto (or another instrument reasonably satisfactory to the Administrative Agent), such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Guaranty. The rights and obligations of each party to this Guaranty shall remain in full force and effect notwithstanding the addition of any new party to this Guaranty. Each reference to “Subsidiary Guarantor” or “Guarantor” in this Guaranty shall be deemed to include such Subsidiary.

12. AGENCY OF BORROWER FOR ALL GUARANTORS

Each of the Guarantors hereby irrevocably appoints the Borrower as its agent for all purposes relevant to this Guaranty and the other Loan Documents, including the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and therein and all modifications hereto and thereto, and the Borrower hereby accepts such appointment.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be executed and delivered as of the date first above written.

Viking RIVER CRUISES (INTERNATIONAL) LLC. as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

Viking RIVER CRUISES, INC.. as a

Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

Viking USA LLC. as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

Viking RIVER CRUISES UK LIMITED,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

Viking RIVER CRUISES AG.

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

[Signature Page to Guarantee Agreement]

Viking CRUISES PORTUGAL, S.A.,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

Viking CROISIERES S.A.,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

DILO HOLDINGS LIMITED,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

LASPENTA HOLDINGS LIMITED,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

Viking CRUISES INTERNATIONAL LTD,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

[Signature Page to Guarantee Agreement]

VikinG EXPEDITION LTD,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

VikinG EXPEDITION SHIP I LTD,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

VikinG EXPEDITION SHIP iI LTD,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

VikinG FULFILLMENT CENTER LTD,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

VikinG OCEAN CRUISES FINANCE LTD,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

[Signature Page to Guarantee Agreement]

VikinG OCEAN CRUISES LTD,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

VikinG OCEAN CRUISES II LTD,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

VikinG OCEAN CRUISES SHIP I LTD,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

VikinG OCEAN CRUISES SHIP II LTD,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

[Signature Page to Guarantee Agreement]

VikinG OCEAN CRUISES SHIP VI LTD,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

VikinG OCEAN CRUISES SHIP VII LTD,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

VikinG OCEAN CRUISES SHIP VIII LTD,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

VikinG OCEAN CRUISES SHIP IX LTD,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

VikinG OCEAN CRUISES SHIP X LTD,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

[Signature Page to Guarantee Agreement]

VikinG OCEAN CRUISES SHIP XI LTD,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

VikinG OCEAN CRUISES SHIP XII LTD,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

VikinG OCEAN CRUISES SHIP XIII LTD,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

VikinG OCEAN CRUISES SHIP XIV LTD,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

VikinG OCEAN CRUISES SHIP XV LTD,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

[Signature Page to Guarantee Agreement]

VikinG OCEAN CRUISES SHIP XVI LTD,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

VikinG RIVER CRUISES (BERMUDA) LTD,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

VikinG RIVER CRUISES LTD,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

VikinG RIVER TOURS LTD,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

VikinG SEA LTD,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

[Signature Page to Guarantee Agreement]

VikinG SERVICES LTD,

as a Guarantor

By: __/s/ Torstein Hagen___________________
Name: Torstein Hagen
Title: Authorized Signatory

[Signature Page to Guarantee Agreement]

Accepted and Agreed to:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

By: __/s/ Carl Hinrichs___________________
Name: Carl Hinrichs
Title: Executive Director

[Signature Page to Guarantee Agreement]

Exhibit A

to the Guarantee Agreement

SUPPLEMENT NO. __

TO GUARANTEE AGREEMENT

SUPPLEMENT NO. __, dated as of ______ __, ____ (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Supplement”), to the Guarantee Agreement, dated as of June 27, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”), among each Subsidiary (as defined in the Credit Agreement referred to below) listed on the signature pages thereof and each other Subsidiary that became a party thereto after the date thereof (each an “Existing Guarantor” and collectively, the “Existing Guarantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”) for the Secured Parties.

A. Reference is made to the Revolving Credit Agreement, dated as of June 27, 2024 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among VIKING CRUISES LTD, an exempted company incorporated with limited liability organized under the laws of Bermuda (the “Borrower”), the Lenders party thereto from time to time and Wells Fargo Bank National Association, as Administrative Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

C. Each Existing Guarantor has entered into the Guaranty in order to induce the Lenders to make Loans and each Issuing Lender to issue Letters of Credit. Section 11 of the Guaranty provides that additional Subsidiaries may become Guarantors (as defined in the Guaranty) under the Guaranty by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in order to induce the Lenders to maintain and/or make additional Loans and each Issuing Lender to maintain and/or issue additional Letters of Credit, and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the New Subsidiary agrees as follows:

SECTION 1. In accordance with Section 11 of the Guaranty, the New Subsidiary by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Subsidiary hereby agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder. In furtherance of the foregoing, the New Subsidiary does hereby guarantee to the Administrative Agent the due and punctual payment of the Guaranteed Obligations (as defined in the Guaranty) as set forth in the Guaranty. Each reference to a “Subsidiary Guarantor” or a “Guarantor” in the Guaranty and in this Supplement shall be deemed to include the New Subsidiary. The Guaranty is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary. Delivery of an executed counterpart to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed original. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Supplement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

SECTION 4. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this SUPPLEMENT and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 6. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5(d) of the Guaranty.

SECTION 8. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, disbursements and other charges of counsel to the Administrative Agent.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the New Subsidiary has duly executed this Supplement as of the day and year first above written.

[Name of New Subsidiary]

By:
Name:
Title:

[Signature Page to Supplement to Guarantee Agreement]